UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[  ] Preliminary Information Statement

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[X] Definitive Information Statement

RENNOVA HEALTH, INC.

(Name of Registrant as Specified In Its Charter)

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rennova health, inc.

400 South Australian Avenue

Suite 800

West Palm Beach, Florida 33401

(561) 855-1626

Notice of Action by Written Consent of

Stockholders to be Effective September 18, 2018

Dear Stockholder:

We are furnishing this notice and the accompanying Information Statement to the holders of shares of common stock and Series F Convertible Preferred Stock (the “Series F Preferred Stock”) of Rennova Health, Inc., a Delaware corporation (the “Company”), for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

The purpose of the Information Statement is to notify our stockholders that effective on August 22, 2018, Seamus Lagan, our Chief Executive Officer and President, and Alcimede LLC, of which Mr. Lagan is the sole manager, the holders of 26,684,380 shares of common stock and 250,000 shares of the Company’s Series J Convertible Preferred Stock (the “Series J Preferred Stock”), which votes with the Company’s common stock and the Series F Preferred Stock, with each share of Series J Preferred Stock having 12,000 votes, representing 50.4% of the total voting power of the Company’s voting securities, approved by written consent in lieu of a special meeting of stockholders the following proposals, which had previously been approved and recommended to be approved by the stockholders, by the Board of Directors of the Company on August 21, 2018:

Proposal 1: To approve an amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of our common stock from 3,000,000,000 to 10,000,000,000 shares.

Proposal 2: To approve an amendment to our Certificate of Incorporation, as amended, to effect a reverse stock split of all of the outstanding shares of our common stock, at a specific ratio from 1-for-200 to 1-for-500, and to grant authorization to our Board of Directors to determine, in its discretion, the specific ratio and timing of the reverse split any time before September 1, 2019, subject to the Board of Directors’ discretion to abandon such amendment.

These actions were deemed necessary by our Board of Directors because the conversions and exercises of our outstanding securities into common stock at increasingly lower prices have exhausted all of our authorized shares, despite the recent increase. These issuances have depressed the market price of our common stock. We do not have sufficient authorized common stock to comply with our obligations and failure to take these actions may have a material adverse effect on the Company and our capital structure.

This notice and the accompanying Information Statement is first being mailed to our stockholders of record as of the close of business on August 22, 2018 on or about August 23, 2018. In accordance with Rule 14c-2 of the Exchange Act, the actions contemplated herein will not be effective until September 18, 2018, a date which is at least 20 calendar days after the date on which this notice and the accompanying Information Statement is first mailed to our stockholders of record. You are urged to read the Information Statement in its entirety for a description of the actions taken by the holders of a majority of the total voting power of the Company’s securities with regard to these specific matters.

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This notice and the accompanying Information Statement is also available at www.rennovahealth.com. This website also includes copies of our Form 10-K and Form 10-K/A for the year ended December 31, 2017. Stockholders may request a copy of the Information Statement and such Form 10-K and Form 10-K/A by contacting our main office at (561) 855-1626.

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT

TO SEND US A PROXY

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

The corporate actions are taken by consent of the holders of a majority of the voting capital stock, pursuant to Delaware law. Proxies are not being solicited because the holders of approximately 50.4% of the total voting power of the Company’s securities hold more than enough shares to effect the proposed actions and have voted in favor of the proposals contained herein.

By Order of the Board of Directors

August 23, 2018	/s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer and President

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rennova health, inc.

400 South Australian Avenue

Suite 800

West Palm Beach, Florida 33401

(561) 855-1626

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

General Information

This Information Statement is being mailed on or about August 23, 2018 to the holders of record at the close of business on August 22, 2018 (the “Record Date”) of shares of the common stock and shares of the Series F Convertible Preferred Stock (the “Series F Preferred Stock”) of Rennova Health, Inc., a Delaware corporation (the “Company”), in connection with actions taken by Seamus Lagan, our Chief Executive Officer and President, and Alcimede LLC (“Alcimede”), of which Mr. Lagan is the sole manager, the holders of a majority of the Company’s voting capital stock with regard to the following proposals (the “Proposals”):

Proposal 1 – To approve an amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of our common stock from 3,000,000,000 to 10,000,000,000 shares (the “Authorized Stock Proposal”).

Proposal 2 – To approve an amendment to our Certificate of Incorporation, as amended, to effect a reverse stock split of all of the outstanding shares of our common stock, at a specific ratio from 1-for-200 to 1-for-500, and to grant authorization to our Board of Directors to determine, in its discretion, the specific ratio and timing of the reverse split at any time before September 1, 2019, subject to the Board of Directors’ discretion to abandon such amendment (the “Reverse Split Proposal”).

Mr. Lagan, who owns 26,680,098 shares of common stock, and Alcimede, which owns 250,000 shares of Series J Convertible Preferred Stock (the “Series J Preferred Stock”) (each share of which has 12,000 votes with regard to the above Proposals) and 4,282 shares of common stock, representing in the aggregate 50.4% of the total voting power of the Company’s voting securities, have executed a written consent in lieu of a special meeting of stockholders (the “Majority Stockholder Consent”) approving the actions described above. Seamus Lagan, our Chief Executive Officer and President, is the sole manager of Alcimede.

Each of the actions described above, as approved pursuant to the Majority Stockholder Consent effective on August 22, 2018, had previously been approved by the Board of Directors of the Company on August 21, 2018, and recommended to be presented to the stockholders for approval by the Board of Directors on the same date.

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Under Section 228 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and in accordance with the Bylaws of the Company, all activities requiring stockholder approval may be taken by obtaining the written consent and approval of the holders of at least a majority of the outstanding voting stock in lieu of a meeting of the stockholders. Because Mr. Lagan and Alcimede are entitled to cast a vote representing more than a majority of the outstanding voting stock of the Company on the Record Date, no action by the minority stockholders in connection with the Proposals is required.

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of the corporate actions described above without a meeting of stockholders to all stockholders who did not consent in writing to such actions. This Information Statement serves as such notice. This Information Statement will be mailed on or about August 23, 2018 to stockholders of record as of the Record Date, and is being delivered to inform you of the corporate actions described hereunder before such actions take effect in accordance with Rule 14c-2 of the Exchange Act.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

The DGCL does not provide for dissenters’ rights of appraisal to the Company’s stockholders in connection with the approval of the Proposals.

Voting Securities

As of the Record Date of this Information Statement, our voting securities consisted of (i) our common stock (the “Common Stock”), of which 3,000,000,000 shares were outstanding, (ii) our Series F Preferred Stock, of which 1,750,000 shares were outstanding, and (iii) our Series J Preferred Stock, of which 250,000 shares were outstanding. Approval of the Proposals requires the affirmative consent of a majority of the total voting power of the Company’s securities issued and outstanding on the Record Date. The quorum necessary to conduct business of the stockholders consists of a majority of the total voting power of the Company’s securities issued and outstanding on the Record Date.

The holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of the Series F Preferred Stock and the holders of the Series J Preferred Stock vote together with the holders of the Common Stock as a single class. On any matter presented to Rennova stockholders for their action or consideration at any Rennova stockholders’ meeting or by written consent in lieu of a meeting, each share of Series F Preferred Stock will be entitled to one vote. With respect to the Proposals, each share of Series J Preferred Stock will be entitled to 12,000 votes. With respect to all other matters presented to Rennova stockholders for their action or consideration at any Rennova stockholders’ meeting or by written consent in lieu of a meeting, each share of Series J Preferred Stock will be entitled to the whole number of votes equal to the number of shares of Common Stock into which it is then convertible.

Mr. Lagan owned 26,680,098 shares of Common Stock, no shares of Series J Preferred Stock and no shares of Series F Preferred Stock as of the Record Date. Alcimede owned 250,000 shares of Series J Preferred Stock, 4,282 shares of Common Stock and no shares of Series F Preferred Stock as of the Record Date. In the aggregate, such shares represent approximately 50.4% of the total voting power of the Company’s securities with regard to the Proposals. Mr. Lagan and Alcimede have the power to vote all of their shares of our capital stock, which voting power, with regard to the Proposals, exceeds the majority of the issued and outstanding voting power of the Company’s securities on the Record Date. Mr. Lagan and Alcimede have consented to the Proposals and had the power to pass the proposed corporate actions without the concurrence of any of our other stockholders.

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Security Ownership of Certain Beneficial Owners

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of our outstanding Common Stock as of July 23, 2018 by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all executive officers and directors as a group. Except as indicated in the footnotes below, the stockholders listed below possess sole voting and investment power with respect to their shares. None of the following owns any Series F Preferred Stock. All of the outstanding shares of Series J Preferred Stock are owned by Alcimede, of which Seamus Lagan, our Chief Executive Officer and President, is the sole manager.

Name of Beneficial Owner	No. of Shares of Common Stock Owned		Percentage of Ownership(1)
Seamus Lagan	173,752,649	(2)	6.97%

Dr. Kamran Ajami	3,341,900	(3)	*

John Beach	3,333,333		*

Gary L. Blum	3,333,333		*

Christopher E. Diamantis	395,681,446	(4)	14.46%

Trevor Langley	3,339,999		*

Marlene McLennan	–	(5)	–

Michael Pollack	–	(6)	–

Epizon Ltd.	8,638	(7)	*

All Directors and Executive Officers as a Group (7 persons)	582,782,649	(8)	20.21%

Sabby Healthcare Master Fund, Ltd. (9)	234,193,891		9.99%

Sabby Volatility Warrant Master Fund, Ltd. (9)	234,193,891		9.99%

Francisco Roca, III	255,253,092	(10)	9.82%

Dr. Thomas F. Mendolia	405,820,732	(11)	15.00%

*	Less than one percent.

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(1)	Based on 2,344,283,196 shares of Common Stock issued and outstanding as of July 23, 2018, and additional shares deemed to be outstanding as to a particular person, in accordance with applicable rules of the Securities and Exchange Commission (the “SEC”). Beneficial ownership is determined in accordance with SEC rules to generally include shares of Common Stock subject to options or issuable upon conversion of convertible securities or exercise of warrants, and such shares are deemed outstanding for computing the percentage of the person holding such options, securities or warrants, but are not deemed outstanding for computing the percentage of any other person.

(2)	Includes 26,680,098 shares of Common Stock and 9,445 stock options to purchase a like number of shares of Common Stock, owned of record by Mr. Lagan. Also includes 4,282 shares of Common Stock and 250,000 shares of Series J Preferred Stock owned of record by Alcimede, of which Mr. Lagan is the sole manager. As of July 23, 2018, these shares of Series J Preferred Stock are convertible into 147,058,824 shares of Common Stock. Generally, each share of Series J Preferred Stock has the number of votes equal to the number of shares of Common Stock into which it is convertible. With regard to the Proposals, each share of Series J Preferred Stock has 12,000 votes.

(3)	Includes 3,341,281 shares of Common Stock and 619 options to purchase a like number of shares of Common Stock owned of record by Dr. Ajami.

(4)	Includes 3,344,032 shares of Common Stock, 670 stock options to purchase a like number of shares of Common Stock, and 392,336,744 warrants to purchase a like number of shares of Common Stock, owned of record by Mr. Diamantis.

(5)	Ms. McLennan was appointed Chief Financial Officer of the Company on July 1, 2018.

(6)	Mr. Pollack was appointed Interim Chief Financial Officer of the Company on May 24, 2017 and he served through his resignation effective October 13, 2017.

(7)	All of the outstanding capital stock of Epizon Ltd. is owned by The Shanoven Trust, of which P. Wilhelm F. Toothe serves as trustee. Mr. Lagan is the settlor and Mr. Lagan and his family are the beneficiaries of The Shanoven Trust. Epizon Ltd. owns of record 8,638 shares of Common Stock. The address of Epizon Ltd. is Suite 104a, Saffrey Square, Bank Lane, P.O. Box N-9306, Nassau, Bahamas.

(8)	Includes Ms. McLennan, Messrs. Lagan, Diamantis, Beach, Blum and Langley and Dr. Ajami. Includes 43,376,358 shares of Common Stock, 10,734 stock options to purchase a like number of shares of Common Stock, 392,336,744 warrants to purchase a like number of shares of Common Stock and 250,000 shares of Series J Preferred Stock, beneficially owned by Ms. McLennan, Messrs. Lagan, Diamantis, Beach, Blum and Langley and Dr. Ajami, as described in the above footnotes.

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(9)	Based on Amendment No. 1 to Schedule 13G filed with the SEC on January 9, 2018. The address of each of Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands. This stockholder has indicated that Hal Mintz has voting and investment power over the shares held by it. This stockholder has indicated that Sabby Management, LLC serves as its investment manager, that Hal Mintz is the manager of Sabby Management, LLC and that each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over these shares except to the extent of any pecuniary interest therein. The conversion of the Debentures, Series I-1 Preferred Stock and Series I-2 Preferred Stock and the exercise of the Warrants held by these entities are subject to ownership blockers of 9.99% and 4.99%, respectively.

(10)	Includes 255,753,092 warrants to purchase a like number of shares of Common Stock, owned of record by Mr. Roca.

(11)	Includes 40,004,187 shares of Common Stock, 365,813,877 warrants to purchase a like number of shares of Common Stock and 2,668 stock options to acquire a like number of shares of Common Stock, owned of record by Dr. Mendolia.

PROPOSAL 1

TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 3,000,000,000 TO 10,000,000,000 SHARES

Our Board of Directors has unanimously approved an amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of our Common Stock from 3,000,000,000 to 10,000,000,000 shares. The increase in authorized shares was also approved by the stockholders pursuant to the Majority Stockholder Consent. The amendment will be effected by the filing of an amendment to our Certificate of Incorporation in the form set forth in Exhibit A with the Secretary of State of the State of Delaware (the “Authorized Stock Amendment”).

Purpose and Effect of the Authorized Stock Amendment

The Company is currently authorized to issue an aggregate of 3,000,000,000 shares of Common Stock. As of August 22, 2018, there were outstanding 3,000,000,000 shares of Common Stock. The conversions and exercises of our outstanding securities into Common Stock at increasingly lower prices have exhausted all of our authorized shares, despite the recent increase from 500,000,000 to 3,000,000,000 shares. Since May 9, 2018, when the amendment to increase the authorized Common Stock was filed, 2,428,666,669 shares of Common Stock have been issued as a result of such conversions and exercises.

The number of shares outstanding does not include a significant number of shares of Common Stock issuable upon conversion of convertible debt, and shares of our Series I-1, Series I-2, Series F and Series J Preferred Stocks or upon exercise of outstanding warrants and stock options. Because we have exhausted all of our authorized Common Stock, the Company is currently unable to issue the necessary shares if a holder of the above securities sought to exercise or convert them.

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The agreements under which many of such securities were issued require the Company to seek an increase in the number of authorized shares of Common Stock to accommodate all of the possible issuances in the event all of the possible issuances of shares of Common Stock may not be authorized by the terms of our Certificate of Incorporation, as amended.

The increase in the number of authorized shares of Common Stock is also necessary to provide flexibility to issue shares for general corporate purposes that may be identified in the future including, but not limited to, raising additional equity capital through the issuance of shares of Common Stock, preferred stock or debt or equity securities convertible or exercisable into shares of Common Stock, or in the case of Common Stock, adopting additional employee benefit plans and funding the acquisition of other companies. No additional action or authorization by stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which our Common Stock is then listed or quoted. Examples of circumstances in which further stockholder authorization generally would be required for issuance of such additional shares include (a) transactions that would result in a change of control of the Company, and (b) adoption of, increases in shares available under, or material changes to equity compensation plans.

If all of the shares of Common Stock that could be issued under the Company’s current obligations were issued, the number of shares would significantly exceed even the 10,000,000,000 shares that would be authorized under the Authorized Stock Amendment. As a result, the Company, even if the Authorized Stock Amendment becomes effective, may be required to effect the reverse split to comply with its obligations under its currently outstanding securities.

The additional authorized shares would become part of the existing class of Common Stock, and the Authorized Stock Amendment would not affect the terms of the outstanding Common Stock or the rights of the holders of the Common Stock. The Authorized Stock Amendment would reduce the par value of the Common Stock. The Company stockholders do not have preemptive rights with respect to our Common Stock. Should the Board of Directors elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares. Therefore, additional issuances of Common Stock could have a dilutive effect on the earnings per share, voting power and share holdings of current stockholders.

Anti−takeover Provisions

We do not intend that the Authorized Stock Proposal be utilized as a type of anti−takeover device. However, this action could, under certain circumstances, have an anti−takeover effect. For example, in the event of a hostile attempt to acquire control of the Company, we could seek to impede the attempt by issuing shares of Common Stock, which would effectively dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of the Company. Further, we could issue additional shares in a manner that would impede the efforts of stockholders to elect directors other than those nominated by the then current Board of Directors. These potential effects of the increase in the number of authorized shares could limit the opportunity for the Company stockholders to dispose of their shares at the higher price generally available in takeover attempts or to elect directors of their choice. The following is a description of other anti−takeover provisions in our charter documents and other agreements. We have no current plans or proposals to enter into any other arrangement that could have material anti−takeover consequences.

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Any subsequent issuance of additional Company shares would increase the number of outstanding Company shares and would dilute the percentage ownership of existing stockholders. The increase in authorized but unissued number of shares could also have possible anti-takeover effects. These authorized but unissued Company shares could (within the limits imposed by applicable law): (1) be issued in a transaction that the stockholders believe to be not desirable; or (2) be issued in one or more transactions that could make a change of control of the Company more difficult or costly, and therefore more unlikely. The additional authorized Company shares could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons that would support the Company’s Board of Directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board of Directors although perceived to be desirable by some stockholders. The Board of Directors is not aware of any effort by a third party to accumulate our securities or obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise nor does the Company’s Board of Directors have any intention of using additional authorized Company shares to deter a change of control.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our Certificate of Incorporation and our Bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, may have the effect of discouraging coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Board Composition and Filling Vacancies

Our Bylaws provide that any director or the entire Board of Directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Directors shall be elected at the annual meeting of the stockholders and each director elected shall hold office until his successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner displaced.

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Meetings of Stockholders

Our Certificate of Incorporation and Bylaws provide that only a majority of the members of our Board of Directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our Bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements

Our Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to Bylaws

The Board of Directors may from time to time make, amend, supplement or repeal the Company’s Bylaws by vote of a majority of the Board of Directors, and the stockholders may change or amend or repeal these Bylaws by the affirmative vote of the majority of holders of the Company’s voting securities. In addition to and not in limitation of the foregoing, the Company’s Bylaws or any of them may be amended or supplemented in any respect at any time, either: (i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting; or (ii) at any meeting of the Board of Directors, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting or an announcement with respect thereto shall have been made at the last previous Board of Directors meeting, and provided further that no amendment or supplement adopted by the Board of Directors shall vary or conflict with any amendment or supplement adopted by the stockholders.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

●	at or after the time the stockholder became interested, the business combination was approved by our Board of Directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

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PROPOSAL 2

TO AUTHORIZE THE BOARD OF DIRECTORS TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE

SPLIT OF OUR OUTSTANDING COMMON STOCK AT ITS DISCRETION

Overview

Our Board of Directors has determined that it is advisable and in our and our stockholders’ best interests that the Board of Directors be granted the authority to implement, in its sole discretion, a reverse stock split of the outstanding shares of our Common Stock at a specific ratio of from 1-for-200 to 1-for-500 in the discretion of the Board of Directors and to grant authorization to the Board of Directors to determine the specific timing of any reverse stock split (but no later than September 1, 2019). In addition, the foregoing is subject to the Board of Directors’ discretion to abandon such amendment. Accordingly, on August 22, 2018, Mr. Lagan and Alcimede executed the Majority Stockholder Consent and approved an amendment to our Certificate of Incorporation, as amended, to effect a reverse stock split consistent with such terms and to grant authorization to the Board of Directors to determine, in its discretion, whether to implement the reverse stock split, as well as the specific timing and ratio (within the ranges set forth above).

The Board of Directors strongly believes that the reverse stock split is necessary for the following reasons:

1.       To provide us with resources and flexibility with respect to our capital to execute our business plans and strategy – we do not have sufficient capital with which to run our business and meet our obligations and will need to raise further capital through sale of our equity securities.

2.       We do not have sufficient authorized Common Stock to comply with our current obligations – we are currently unable to issue all the necessary shares of Common Stock to the holders of our convertible debt, warrants and convertible preferred stock if such securities were exercised or converted. The agreements under which many of such securities were issued require the Company to be able to accommodate all of the possible issuances.

3.       Absent a reverse split, we have not been able, and will not be able, to raise additional financing – because of the Company’s limited availability of Common Stock, potential lenders or other financing sources have been unwilling to advance funds to the Company.

4.       We need to increase the per share trading price of our Common Stock to enhance the acceptability and marketability of our Common Stock to the financial community and investing public.

Accordingly, the Board of Directors has unanimously approved a resolution proposing an amendment to our Certificate of Incorporation, as amended, to allow for the reverse split and directed that it be approved by our stockholders, which occurred by the Majority Stockholder Consent on August 22, 2018.

The Board of Directors strongly believes that it is critical to the future viability of the Company that the Board of Directors has the discretion to effect a reverse split because failure to effect a reverse split may have a material adverse effect on the Company and its capital structure, including its ability to issue any Common Stock and to finance its operations.

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As a result of the required stockholder approval for the Reverse Split Proposal, 20 days after the date of mailing of this Information Statement to our stockholders, the Board of Directors will have the sole authority to elect, without the need for any further action by our stockholders, whether or not to effect a reverse stock split and, if so, to determine the number of whole shares within the range of the ratios set forth above to be combined into one share of Common Stock. Notwithstanding approval of the Reverse Split Proposal by the stockholders, the Board of Directors may, in its sole discretion, abandon the proposed amendment and determine, prior to the effectiveness of any filing with the Secretary of State of the State of Delaware, not to effect the reverse split. If the Board of Directors does not implement a reverse split on or prior to September 1, 2019, stockholder approval again would be required prior to implementing any reverse stock split.

In determining which reverse stock split ratio to implement, if any, the Board of Directors may consider, among other things, various factors, such as:

●	the historical trading price and volume of our Common Stock;

●	the then-prevailing trading price and trading volume of our Common Stock and the expected impact of the reverse split on the trading market of our Common Stock in the short- and long-term;

●	which reverse stock split ratio would result in the least administrative cost to us; and

●	prevailing general market and economic conditions.

We believe that the discretion given to the Board of Directors is essential because it provides the Board with the maximum flexibility to react to changing market conditions and therefore to act in the best interests of our Company and our stockholders.

The full text of the amendment to be filed in connection with the Reverse Split Proposal is attached hereto as Exhibit B (the “Amendment”).

One principal effect of the reverse split would be to decrease the number of outstanding shares of our Common Stock. Except for minimal adjustments that may result from the treatment of fractional shares as described below, the reverse split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of Common Stock outstanding immediately following the reverse split as such stockholder held immediately prior to the reverse split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the reverse split.

Although the reverse split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease. As a result, the additional authorized shares of Common Stock will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by our stockholders, except as required by applicable laws and regulations. We do not have any present plan or intention to issue the additional shares of authorized but unissued Common Stock that would become available as a result of any reverse split.

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The reverse split is not intended as, and will not have the effect of, a “going private transaction” subject to Rule 13e-3 under the Exchange Act.

The Board of Directors believes that the reverse split and any resulting increase in the per share price of our Common Stock should enhance the acceptability and marketability of our Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

If effected, we cannot assure you that the reverse split will have any of the desired effects described above. More specifically, we cannot assure you that after the reverse split the trading price of our Common Stock will increase proportionately to reflect the ratio for the reverse split, that the trading price of our Common Stock will not decrease to its pre-reverse split level or that our market capitalization will be equal to the market capitalization before the reverse split. The Company effected reverse splits on February 22, 2017 and October 5, 2017 and the price of our Common Stock has decreased since then to a price lower than it was before such splits. We also cannot assure you that after any reverse split the Company will be able to raise any additional financing, or if the Company is able to do so, on what terms.

Potential Disadvantages of a Reverse Stock Split

We cannot assure you that the reverse split will accomplish any or all of the objectives noted above. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the trading price of our Common Stock, we cannot assure you that the reverse split will increase the trading price of our Common Stock by a multiple equal to the reverse split ratio to be determined by the Board of Directors, or result in any permanent increase in the trading price of our Common Stock, which is dependent upon many factors, including our business and financial performance, general market conditions, and prospects for future success. The Company effected reverse splits on February 22, 2017 and October 5, 2017, and the price of our Common Stock has decreased since then to a price lower than it was before such splits. Should the trading price decline after the reverse split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the reverse split. In some cases, as in our February 2017 and October 2017 reverse splits, the per share stock price of companies that have effected reverse stock splits has subsequently declined back to pre-reverse split levels. In addition, a reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization. If the per share trading price does not increase proportionately as a result of the reverse split, then the value of the Company as measured by our stock capitalization will be reduced, perhaps significantly.

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The number of shares held by each individual stockholder would be reduced if the reverse split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the reverse split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Although the Board of Directors believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the reverse split and the anticipated increase in the trading price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the reverse split.

The reverse split will reduce the number of outstanding shares of Common Stock but will not reduce the number of authorized shares of Common Stock. Investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances since the proportion allows for dilutive issuances which could prevent certain stockholders from changing the composition of the Board of Directors or render offers for a combination with another entity more difficult to complete successfully. The Board of Directors does not intend for any reverse split to have any anti-takeover effects.

Effecting the Reverse Split; Board Discretion to Implement Reverse Split

If our Board of Directors decides that it is in the best interests of the Company and our stockholders to effect the reverse split, the Board of Directors will establish an appropriate ratio for the reverse split based on several factors existing at such time and the Company will subsequently file the Amendment. The Board of Directors will determine the timing of the filing of the Amendment with the Secretary of State of the State of Delaware to effect the reverse split. If, for any reason, the Board of Directors deems it advisable, the Board of Directors, in its sole discretion, may abandon the reverse split at any time prior to the effectiveness of any filing of the Amendment, without further action by our stockholders. Any reverse split will be effective as of the date and time set forth in the Amendment (the “Effective Time”).

Upon the filing of the Amendment, without further action on the part of the Company or the stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock calculated in accordance with the terms of the Amendment, based on a reverse split ratio within a range of 1-for-200 and 1-for-500. In the event of a reverse split at a ratio of 1-for-200, for example, if a stockholder holds 400 shares of Common Stock as of the Effective Time, such stockholder would hold two shares of Common Stock following such reverse split.

Effect on Outstanding Shares, Options, and Certain Other Securities

If the reverse split is implemented, the number of shares of our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged, except for any de minimis change resulting from the treatment of any fractional shares that such stockholder would have received as a result of the reverse split. The number of shares of Common Stock that may be received upon conversion, exercise or exchange, as the case may be, of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be adjusted in accordance with their terms, as of the Effective Time.

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Effect on Par Value

If we file the Amendment and implement the proposed reverse split, the par value per share of our Common Stock will be amended from $.01 to $.0001, unless the Authorized Stock Amendment is filed first, which would mean the par value would have already been amended.

Effect on Registration and Stock Trading

Our Common Stock is currently registered under Section 12(b) of the Exchange Act and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse split will not affect the registration of our Common Stock under the Exchange Act.

If we implement the proposed reverse split, our Common Stock will continue to trade under the symbol “RNVA”. However, our Common Stock would have a new CUSIP number, which is a number used to identify our Common Stock.

Mechanics of Reverse Split

If our Board of Directors decides that it is in the best interests of the Company and our stockholders to effectuate the reverse split, our stockholders will be notified that the reverse split has been effected. The mechanics of the reverse split will differ depending upon whether a stockholder holds its shares of Common Stock in brokerage accounts or “street name” or whether the shares are registered directly in a stockholder’s name and held in book-entry form or certificate form.

●	Our stockholders who hold shares of Common Stock in “street name” through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the reverse split for their beneficial holders. However, nominees may have different procedures for processing the reverse split and stockholders holding shares in “street name” are encouraged to contact their nominees.

●	Our registered stockholders may hold some or all of their shares of Common Stock electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. Stockholders holding registered shares of our Common Stock in book-entry form need not take any action to receive post-reverse split shares as a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares held.

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●	Some of our registered stockholders hold all their shares of Common Stock in certificate form or a combination of certificate and book-entry form. Stockholders holding shares of Common Stock in certificate form will receive a transmittal letter from Computershare Trust Company, N.A. (the “Transfer Agent”) as soon as practicable after the Effective Time of any reverse split for use in transmitting the existing certificates representing shares of our Common Stock (the “Old Certificates”) to our Transfer Agent. The letter of transmittal will contain instructions for the surrender of the Old Certificates to our Transfer Agent in exchange for new certificates representing the appropriate number of whole shares of new Common Stock giving effect to the reverse split. No new stock certificates will be issued to any stockholder until such stockholder has surrendered all certificates, together with a properly completed and executed Letter of Transmittal, to our Transfer Agent. The stockholders will then receive, at their option, either a new certificate or certificates or book-entry shares representing the number of whole shares of Common Stock into which their pre-reverse split shares have been converted as a result of the reverse split. Until surrendered, the Company will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-reverse split Common Stock to which the stockholders are entitled. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Treatment of Fractional Shares

No fractional shares of Common Stock will be issued as a result of the proposed reverse split. Instead, in the event the reverse split results in any stockholder being entitled to receive fractional shares that, when aggregated, equal less than a whole share of Common Stock, in lieu of such fractional shares, stockholders will receive a cash payment equal to such fraction multiplied by the average of the high and low trading prices of the Company’s Common Stock during regular trading hours for the five trading-day period ending on the last business day preceding the Effective Time (as adjusted to give effect to the reverse split).

For example, if the Board of Directors determines to effect the reverse split at a ratio of l-for-200, then a stockholder who holds 750 shares of Common Stock on a pre-split basis would hold three whole shares on a post-split basis and receive cash in lieu of the fractional share. Also, if the ratio of the reverse split is 1-for-200, all stockholders who hold less than 200 shares will only receive cash for their fractional shares in the reverse split.

Accounting Consequences

The reverse split will not affect the total Common Stock capital account on our balance sheet. However, in the event the par value of our Common Stock changes as of the Effective Time, the components that comprise the Common Stock capital account will change. Specifically, on our balance sheet, the Common Stock value would be adjusted downward commensurate with the ratio of the reverse split, such that the Common Stock value would become an amount equal to the aggregate par value of the shares of post-reverse split Common Stock (equaling the number of shares then outstanding multiplied by the new par value). The additional paid-in capital amount recorded on our balance sheet would be increased by an amount equal to the amount by which the Common Stock was decreased. Additionally, net loss per share would increase proportionately as a result of the reverse split since there would be fewer shares outstanding.

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No Dissenter’s Rights

Under the DGCL, stockholders will not be entitled to dissenter’s rights with respect to the Reverse Split Proposal, and the Company does not intend to independently provide stockholders with any such right.

Federal Income Tax Consequences

The following is a summary of certain material United States federal income tax consequences of the reverse split that we anticipate would affect our stockholders. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury regulations promulgated thereunder and current administrative rulings and judicial decisions, all as in effect as of the date hereof. This summary is provided for your general information only and does not address all aspects of the possible federal income tax consequences of the reverse split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. In particular, this summary does not consider the federal income tax consequences to our stockholders in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws, and does not address any consequences of the reverse split under any state, local or foreign tax laws. Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax, or other tax consequences of the reverse split.

ACCORDINGLY, YOU MUST CONSULT WITH YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE REVERSE SPLIT TO YOU, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

Additionally, there can be no assurance that the Internal Revenue Service (“IRS”) will not take a contrary position to the tax consequences described herein or that such position will be sustained by a court. In addition, U.S. tax laws are subject to change, possibly with retroactive effect, which may result in U.S. federal income tax considerations different from those summarized below. No ruling from the IRS has been obtained with respect to the U.S. federal income tax consequences of the reverse split.

We believe that the reverse stock split should qualify as a “recapitalization” for U.S. federal income tax purposes. Accordingly, a stockholder should not recognize any gain or loss as a result of the reverse split. A stockholder’s aggregate tax basis in its post-reverse split shares of Common Stock to be received should be the same as the aggregate tax basis in the pre-reverse split shares of Common Stock to be exchanged therefor. The holding period for the post-reverse split shares of Common Stock received should include the period during which such stockholder held the pre-reverse split shares of Common Stock surrendered therefor, provided all such Common Stock was held as a capital asset at the Effective Time. Stockholders should consult their tax advisors as to application of the foregoing rules where shares of our Common Stock were acquired at different times or at different prices.

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The Company will not recognize any gain or loss for accounting or tax purposes as a result of the reverse split.

Our beliefs regarding the tax consequences of the reverse split are not binding upon the IRS, or federal, state or local courts, and there can be no assurance that the IRS or the courts will concur with the positions expressed above. The state and local tax consequences of the reverse split may vary significantly as to each stockholder, depending on where he or she resides.

Interest of Certain Persons in Opposition to Matters to be Acted Upon

No officer or director has any substantial interest in either the Reverse Split Proposal or the Authorized Stock Proposal other than in their roles as an officer or director and their ownership of securities issued by the Company.

Householding

Regulations regarding the delivery of copies of information statements to stockholders permit us, banks, brokerage firms and other nominees to send one information statement to multiple stockholders who share the same address under certain circumstances. This practice is known as “householding.” Stockholders who hold their shares through a bank, broker or other nominee may have consented to reducing the number of copies of materials delivered to their address. In the event that a stockholder wishes to revoke a “householding” consent previously provided to a bank, broker or other nominee, the stockholder must contact the bank, broker or other nominee, as applicable, to revoke such consent. If a stockholder wishes to receive a separate information statement, we will promptly deliver a separate copy to such stockholder that contacts us by mail at Rennova Health, Inc., 400 South Australian Avenue, Suite 800, West Palm Beach, Florida 33401 or by telephone at (561) 855-1626. Any stockholders of record sharing an address who now receive multiple copies of our annual reports, proxy statements and information statements, and who wish to receive only one copy of these materials per household in the future should also contact Investor Relations by mail or telephone as instructed above. Any stockholders sharing an address whose shares of Common Stock, Series F Preferred Stock or Series J Preferred Stock are held by a bank, broker or other nominee who now receive multiple copies of our annual reports, proxy statements and information statements, and who wish to receive only one copy of these materials per household, should contact the bank, broker or other nominee to request that only one set of these materials be delivered in the future.

Where You Can Obtain Additional Information

We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

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We will provide, upon request and without charge, to each stockholder receiving this Information Statement a copy of our Annual Report on Form 10-K for the year ended December 31, 2017, as amended on Form 10-K/A, including the financial statements and financial statement schedule information included therein, as filed with the SEC. You are encouraged to review the Annual Report together with any subsequent information we have filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting Rennova Health, Inc., 400 South Australian Avenue, Suite 800, West Palm Beach, Florida 33401, (561) 855-1626.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this Information Statement, and later information that we file with the SEC will automatically update and supersede some of this information. The documents we incorporate by reference are:

●	Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on April 24, 2018, as amended on Form 10-K/A, filed with the SEC on April 30, 2018;

●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on June 19, 2018;

●	Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on August 13, 2018;

●	Current Reports on Form 8-K, filed with the SEC on February 6, 2018, February 15, 2018, March 6, 2018, March 8, 2018, April 6, 2018, April 17, 2018, May 1, 2018, May 4, 2018, May 9, 2018, May 11, 2018, May 14, 2018, May 21, 2018, June 7, 2018, June 28, 2018, July 3, 2018, July 16, 2018, July 16, 2018, July 24, 2018 and August 2, 2018; and

●	Description of Common Stock contained in the Company’s Registration Statement on Form S-4 (File No. 333-205733) deemed effective by the SEC on September 22, 2015.

We will provide to each person, including any beneficial owner, to whom an Information Statement is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this Information Statement but not delivered with this Information Statement. We will provide these reports upon written or oral request at no cost to the requester. Please direct your request, either in writing or by telephone, to the Corporate Secretary, Rennova Health, Inc., 400 South Australian Avenue, Suite 800, West Palm Beach, Florida 33401, telephone number (561) 855-1626. We maintain a website at http://www.rennovahealth.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of this Information Statement.

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Stockholder Proposals

Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in our proxy statement in connection with our next annual meeting have to submit their proposals so that they were received by the Company’s Chief Executive Officer at our principal executive offices, 400 South Australian Avenue, Suite 800, West Palm Beach, Florida 33401, no later than October 20, 2018. As the rules of the Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee that it will be included.

For any proposal that is not submitted for inclusion in our next proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at our next annual meeting (including director nominations or other proposals), the proposal must be submitted to the Company’s Chief Executive Officer at our principal executive offices, 400 South Australian Avenue, Suite 800, West Palm Beach, Florida 33401, no later than October 20, 2018, as required by Rule 14a-4(c)(1) of the Exchange Act. Even if a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. In addition, our Bylaws provide that for directors to be nominated or other proposals to be properly presented at the 2018 Annual Meeting, an additional notice of any nomination or proposal must be received by us between 60 and 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. If our 2018 Annual Meeting is not held within 30 days of such anniversary date to be timely, the notice by the stockholder must not be later than the close of business on the tenth day following the earlier of the day on which the first public announcement of the date of the 2018 Annual Meeting was made or the notice of the meeting was mailed. The public announcement of an adjournment or postponement of the 2018 Annual Meeting will not trigger a new time period (or extend any time period) for the giving of a stockholder notice as described in this Information Statement.

Rennova Health, Inc.

By Order of the Board of Directors

Date: August 23, 2018	By:	/s/ Seamus Lagan
Seamus Lagan
Director, Chief Executive Officer and President

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EXHIBIT A

FORM OF

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

RENNOVA HEALTH, INC.

It is hereby certified that:

1.	The name of the corporation is Rennova Health, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”).

2.	The Certificate of Incorporation of the Corporation, as amended, is hereby amended by deleting Article FOURTH, Paragraph A thereof and inserting in lieu of said Paragraph the following new Article FOURTH, Paragraph A:

“The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is ten billion and five million (10,005,000,000) shares, comprised of ten billion (10,000,000,000) shares of Common Stock, par value $.0001 per share, and five million (5,000,000) shares of Preferred Stock, par value $0.01 per share. The designation, powers, preferences and relative, participating, option or other special rights, including voting rights, qualifications, limitations or restrictions of the Preferred Stock shall be established by resolution of the Board of Directors pursuant to Section 151 of the General Corporation Law of the State of Delaware.”

3.	The amendment of the Certificate of Incorporation herein certified has been duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Incorporation to be executed by its duly authorized officer this ____ day of __________, 201_.

RENNOVA HEALTH, INC.

By:
Name:	Seamus Lagan
Title:	Chief Executive Officer and President

A-1

EXHIBIT B

FORM OF

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

RENNOVA HEALTH, INC.

It is hereby certified that:

1.            The name of the corporation is Rennova Health, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”).

2.            The Certificate of Incorporation of the Corporation, as amended, is hereby amended by deleting Article FOURTH, Paragraph A thereof and inserting in lieu of said Paragraph the following new Article FOURTH, Paragraph A:

“The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is three billion and five million (3,005,000,000)1 shares, comprised of three billion (3,000,000,000)2 shares of Common Stock, par value $0.013 per share, and five million (5,000,000) shares of Preferred Stock, par value $0.01 per share. Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware (the “Effective Time”), [●] shares of the Corporation’s Common Stock, par value $0.013 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined, converted and changed into one (1) share of Common Stock, par value $0.0001 per share, of the Corporation (the “Reverse Split”); provided, however, that the Corporation shall issue no fractional shares of Common Stock, but shall instead pay to any stockholder who would be entitled to receive a fractional share as a result of the actions set forth herein a sum in cash equal to such fraction multiplied by the average of the high and low prices of the Corporation’s Common Stock as reported for the five trading-day period ending on the last business day before this Certificate of Amendment is filed with the Secretary of State of the State of Delaware (as adjusted to give effect to the Reverse Split). The designation, powers, preferences and relative, participating, option or other special rights, including voting rights, qualifications, limitations or restrictions of the Preferred Stock shall be established by resolution of the Board of Directors pursuant to Section 151 of the General Corporation Law of the State of Delaware.”

3.            The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the DGCL.

[1]	Or “ten billion and five million (10,005,000,000)” if filed after the Authorized Stock Amendment.
[2]	Or “ten billion (10,000,000,000)” if filed after the Authorized Stock Amendment.
[3]	Or “$.0001” if filed after the Authorized Stock Amendment.

B-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Incorporation to be executed by its duly authorized officer this ____ day of _________________, 201__.

RENNOVA HEALTH, INC.

By:
Name:	Seamus Lagan
Title:	Chief Executive Officer and President

B-2